Exhibit 99.1

COMPANY CONTACTS: Diane Morefield EVP & Chief Financial Officer Strategic Hotels & Resorts (312) 658-5740 Megan Hakes Media Relations (312) 222-9299

FOR IMMEDIATE RELEASE FRIDAY, NOVEMBER 2, 2012

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES PRESIDENT AND CEO

LAURENCE GELLER TO STEP DOWN

Chairman of the Board Raymond “Rip” Gellein, Jr. appointed CEO;

Company reaffirms full-year guidance; Will hold conference call today at 5:00 p.m. EDT

CHICAGO – November 2, 2012 – The Board of Directors of Strategic Hotels & Resorts, Inc. (NYSE: BEE) announced today that Laurence S. Geller is stepping down as President and Chief Executive Officer and member of the Company’s Board of Directors, effective immediately. Raymond L. “Rip” Gellein, Jr., Chairman of the Company’s Board of Directors, will assume the additional role of Chief Executive Officer. Mr. Geller will serve in an advisory role to Mr. Gellein until the end of the year. In addition, the Company today reaffirmed its full-year guidance.

“Laurence has led the creation of an outstanding hotel company, replete with some of the world’s most enviable hotels and a deep management team of accomplished professionals,” said Mr. Gellein. “He instilled a legacy of ingenuity and disciplined execution that drives both company and hotel performance which will serve Strategic Hotels well into the future. On behalf of the entire Board of Directors, I thank him for his numerous contributions and wish him all the best in his future endeavors.”

Mr. Geller said: “It has been an immense source of pride over the past 15 years to have founded Strategic Hotels and to have worked with a terrific team to build not only the acknowledged best high-end lodging portfolio, but also the most admired asset management organization in the industry. We have emerged from the recession a strong company with great assets well positioned for sustained growth in a virtually no-supply environment. And with the recent addition of the iconic JW Marriott Essex House New York, the Company has re-established its East Coast presence. With all of this in place, and my second novel, ‘The Last Resort,’ being published this month, now is an excellent time to transition leadership of the Company into Rip’s more-than-capable hands and focus on my myriad other activities and the next chapter in my life. I remain a significant shareholder of the Company and hold it in the highest regard,” Geller concluded.

Mr. Gellein has been a member of the Company’s Board of Directors since August 2009, and has served as its Chairman since August 2010. A proven leader with deep operational and financial expertise in the public lodging industry, Mr. Gellein is intimately ingrained in both the development and execution of the Company’s strategic plan. Previously, he was President of the Global Development Group for Starwood Hotels and Resorts Worldwide and, before that, was the Director, Chairman and Chief Executive Officer of Starwood Vacation Ownership, Inc. Gellein also served as Chairman and Co-Chief Executive Officer of Vistana, Inc. Mr. Gellein’s assumption of the CEO role is consistent with the Company’s succession plan.

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“I am fully confident in both the strategic direction of the Company as well as the strength and professionalism of its leadership team,” said Gellein. “This group has decades of industry experience and will ensure the Company seamlessly continues the execution of its strategic plan. Given our unique physical assets, profitable hotel operations and strong balance sheet, I am looking forward to leading Strategic Hotels as it realizes its future earnings and operating growth potential.”

Following the recession, the Company has been intently focused on completing its turnaround strategy, otherwise known as “Strategic 2.0.” Having achieved its core objectives, today the Company is recognized as being among the highest performers in the industry with an enviable portfolio that trades well below replacement cost, a balance sheet structured to support future growth, ample organic ROI opportunities embedded in each property, and a team with the highest asset management, investment and operations expertise in the industry.

Geller, 64, has been the CEO of Strategic Hotels since it was founded in 1997 and has a long career in the lodging industry spanning more than 45 years. He has made many contributions to the industry, having authored more than 50 published professional articles, is a frequent lecturer at various universities and industry events, and has held leadership positions in some of the industry’s most influential associations. He is a dedicated humanitarian, and was recently named a Commander of the Order of the British Empire (CBE) by her Majesty Queen Elizabeth II.

Conference Call Details

Mr. Gellein and Diane Morefield, Chief Financial Officer, will host a conference call today, Friday, November 2, at 5:00 p.m. EDT. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to access the call by dialing 888-679-8018 (toll international: 617-213-4845) with passcode: 59955406. To participate on the webcast, log on to the company’s website http://www.strategichotels.com or http://www.media-server.com/m/acs/0d1a349bc06c7469bab244ddcdc527fa 15 minutes before the call to download the necessary software.

For those unable to listen to the call live, a taped rebroadcast will be available beginning at 6:00 p.m. CDT on Friday, November 2, 2012 through 11:59 p.m. CST on November 9, 2012. To access the replay, dial 888-286- 8010 (toll international: 617-801-6888) with passcode 40411588. A replay of the call will also be available on the Internet at http://www.strategichotels.com for 30 days after the call.

In addition, Strategic Hotels plans to release its final third quarter results on Wednesday, November 7th, as previously planned, with a conference call at 10:00 a.m. EST on Thursday, November 8th. Mr. Gellein and Diane Morefield, Chief Financial Officer, will lead the conference call.

About Strategic Hotels & Resorts, Inc.

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,271 rooms and 851,600 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit http://www.strategichotels.com/.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections.

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Factors that may contribute to these differences include, but are not limited to the following: ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; volatility in equity or debt markets; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays in construction and development; demand for hotel condominiums; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company's filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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